Exhibit 10.7

ANNEX E-1

ABOVENET, INC.

MANAGEMENT INCENTIVE PLAN

I. Purpose

The purpose of the AboveNet, Inc. Management Incentive Plan (the "Plan") is to attract and retain and provide incentives to employees, officers, directors and consultants of the Company and to thereby increase overall shareholder value. The Plan generally provides for the granting of stock options, restricted and unrestricted stock, restricted and unrestricted stock units or any combination of the foregoing to the eligible participants.

II. Definitions

(a) "Award" includes stock options (including incentive stock options within the meaning of Section 422(b) of the Code), restricted and unrestricted shares of Common Stock, and restricted and unrestricted stock units, all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

(b) "Award Agreement" means a written agreement setting forth the terms and conditions of each Award made under this Plan.

(c) "Board" means the Board of Directors of the Company.

(d) "Cause" means Cause as defined in the employment agreement between the Participant and the Company, or in the absence of an employment agreement or a definition of Cause, Cause means any of the following events:

(i) fraud, misappropriation or embezzlement of funds or property by the Participant involving the Company or a Subsidiary;

(ii) the conviction of the Participant in any jurisdiction for any crime which constitutes a felony, or which constitutes a misdemeanor that involves fraud, moral turpitude or material loss to the Company or a Subsidiary, or their respective businesses or reputations; and

(iii) the Participant's material misconduct in, or material neglect of, the performance of his or her material duties and responsibilities to the Company or a Subsidiary, or the Participant's repeated violation of any reasonable specific written directions of the Company or a Subsidiary.

(e) "Change of Control" means the occurrence of any of the following events:

(i) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act") (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of common stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities;

(ii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities will not constitute a Change in Control of the Company; or

(iii) the shareholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets other than (A) the sale or disposition of substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (B) pursuant to a dividend in kind or spin-off type transactions, directly or indirectly, of such assets to the shareholders of the Company.

For avoidance of doubt, the following events shall not constitute or give rise to a Change in Control: (a) the implementation and consummation of the Second Amended Plan of Reorganization of Metromedia Fiber Network, Inc. et al, dated July 1, 2003, as filed July 16, 2003, as the same may be amended from time to time (the "POR") including the exercise or any warrants issued thereunder and the right to purchase shares granted thereunder, or (b) the Company's Chapter 11 case is converted to a case under Chapter 7 of the Bankruptcy Code, or (c) a Chapter 11 trustee is appointed to administer the Company's Chapter 11 case.

(f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(g) "Compensation Committee" means the Compensation Committee of the Board.

(h) "Common Stock" means the common stock, \$.01 par value, of the Company.

(i) "Company" means AboveNet Inc., a Delaware corporation.

(j) "Effective Date" means the effective date of the POR.

(k) "Employee" means an employee of the Company or a Subsidiary.

(l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(m) "Fair Market Value" means with respect to the Common Stock (i) the closing price per share thereof as officially reported on the relevant date (or if there were no sales on such date, on the next preceding date on which such trading was recorded) by the principal national securities exchange on which shares are listed or admitted to trading, (ii) if the Common Stock is not listed or admitted to trading on any such national securities exchange, the closing price of such shares on the NASDAQ Stock Market as officially reported on the relevant date (or, if there were no sales on such date, on the next proceeding dated on which such trading was recorded by the NASDAQ Stock Market, Inc. or a similar organization if NASDAQ is no longer reporting such information, (iii) if such shares are not listed on the NASDAQ Stock Market, the average of the closing bid and ask prices of such shares in the over-the-counter market as officially reported by the National Association of Securities Dealers, Inc., or (iv) if the Common Stock is not quoted on the over-the-counter market, as determined in good faith by resolution of the Board (whose determination shall be conclusive), based on the best information available to it.

(n) "Mature Shares" means shares of Common Stock (i) purchased by a Participant on the open market, (ii) received by Participant upon the exercise of a stock option and held by the Participant for at least six months or (iii) awarded to a Participant by the Company and held by the Participant for at least six months (provided, however, in the event the Common Stock was subject to forfeiture at the time of the award, the Participant held such Common Stock for at least six months after the forfeiture provisions lapse).

(o) "Participant" means an Employee, officer, director or consultant who has been granted an Award under the Plan.

(p) "Plan Year" means a twelve-month period beginning with January 1 of each year.

(q) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

III. <u>Eligibility</u>

Any Employee, officer, director or consultant of the Company or Subsidiary selected by the Compensation Committee is eligible to receive an Award.

IV. Plan Administration

(a) Except as otherwise determined by the Board, the Plan shall be administered by the Compensation Committee. The Board, or the Compensation Committee to the extent determined by the Board, shall periodically make determinations with respect to the participation of Employees, officers, directors and consultants in the Plan and, except as otherwise required by law or this Plan, the grant terms of Awards, including vesting schedules, price, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Board or the Compensation Committee deems appropriate which shall be contained in an Award Agreement with respect to a Participant. In making the foregoing determinations the Compensation Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Compensation Committee, in its discretion, shall deem relevant.

(b) The Compensation Committee shall have authority to interpret and construe the provisions of the Plan and any Award Agreement and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Compensation Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Company's Certificate of Incorporation, as it may be amended from time to time, and its Bylaws, as they may be amended from time to time.

(c) The Compensation Committee shall have the authority at any time to provide for the conditions and circumstances under which Awards shall be forfeited. The Compensation Committee shall have the authority at any time to accelerate the vesting, and/or exercisability of any Award and delivery of Common Stock with respect to any Award. The Compensation Committee shall also have the authority at any time to extend the period during which an Award consisting of a stock option may be exercised (but not beyond the original term of the stock option) after the termination of the Participant's employment or other relationship with the Company.

V. Capital Stock Subject to the Provisions of this Plan

(a) The capital stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment in accordance with the provisions of Section X, and subject to Sections V (b) and (c) below, the total number of shares of Common Stock available for grants of Awards shall not exceed 1,064,956.

(b) The grant of an Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award.

(c) There shall be carried forward and be available for Awards under the Plan all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section V; (ii) shares represented by Awards which are cancelled, forfeited, surrendered, terminated, paid in cash or expire unexercised; (iii) the excess amount of variable Awards which becomes fixed at less than their maximum limitations; and (iv) shares used to pay the exercise price of an option.

VI. Awards Under This Plan

(a) *Discretionary Awards.* Except as provided in paragraph (b) to this Article VI, the Board or Compensation Committee, in its discretion, may grant the following types of Awards under this Plan on a stand alone, combination or tandem basis:

(i) *Stock Option.* A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Compensation Committee may determine; provided that the exercise price of any option that is not granted pursuant to paragraph (b) of this Article VI shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award.

(ii) *Incentive Stock Option.* An Award in the form of a stock option which shall comply with the requirements of Code Section 422 or any successor section as it may be amended from time to time. The exercise price of any incentive stock option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award. Subject to adjustment in accordance with the provisions of Section X, the aggregate number of shares which may be subject to incentive stock option Awards under this Plan shall not exceed 1,064,956 shares, subject to Section V above. If an incentive stock option Award is granted to a Participant in the Plan who, at the time the Award is granted, is deemed to own more than 10% of the total combined voting power of all classes of stock of the Company or any "subsidiary corporation" of the Company (as more fully described in Code Section 422(b)(6)), then (1) the exercise price of the incentive stock option Award may not be less than 110% of the Fair Market Value of the Common Stock on the date the incentive stock option Award is granted, and (2) such incentive stock option Award may not be exercisable after the expiration of five years from the date the incentive stock option Award is granted. To the extent that Code Section 422 requires certain provisions to be set forth in a written plan, said provisions are incorporated herein by this reference.

(iii) *Restricted and Unrestricted Stock.* An award of a share of Common Stock, which share may be subject to a risk of forfeiture or other restrictions until such restrictions, terms and conditions as the Compensation Committee may determine in the Award Agreement are fulfilled.

(iv) *Restricted and Unrestricted Stock Unit.* A right to receive from the Company a share of Common Stock at a specified date in the future, which right is subject to such terms and conditions as the Compensation Committee may determine in the Award Agreement. In addition, a stock unit may be subject to forfeiture or other restrictions until such restrictions, terms and conditions as the Compensation Committee may determine in the Award Agreement are fulfilled. The share of Common Stock which underlies a stock unit subject to forfeiture may be delivered by the Company to the Participant upon the vesting of the stock unit or at a later date as determined by the Compensation Committee in the Award Agreement.

(b) *Initial Awards.* As of the Effective Date, the Board or Compensation Committee shall award under the Plan to the persons listed in Exhibit A hereto the number of stock options and restricted and unrestricted stock units next to each such person's name and such Awards shall be subject to the terms and conditions set forth on in Exhibit A. In the case of any potential conflict between the terms of this Agreement and Exhibit A, the terms of Exhibit A shall govern.

VII. Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions of the Award and executed by the Company and, if required by the Compensation Committee, the Participant.

VIII. Other Terms and Conditions

(a) *Assignability.* Unless provided to the contrary in any Award, no Award shall be assignable or transferable except by will or by the laws of descent and distribution and during the lifetime of a Participant, the Award shall be exercisable only by such Participant.

(b) *Termination of Employment or Other Relationship.* Unless otherwise provided in the Exhibit A, the Award Agreement or under the provisions of paragraph (c) of this Article VIII, (i) if a Participant's employment with the Company is terminated for Cause, all outstanding Awards held by such Participant shall immediately be forfeited, and (ii) if a Participant's employment with the Company is terminated by the Company without Cause or by the Participant for any reason (including death or disability), vested and exercisable stock options held by the Participant at the time of such termination shall remain exercisable by the Participant (or his or her beneficiary, as the case may be) for 90 days. All outstanding unvested stock units and unvested and/or unexercisable options held by the Participant (or his or her beneficiary) at the time of the termination of his employment shall be forfeited as of the date of such termination, and all remaining stock options unexercised 90 days after the termination shall be forfeited as of the end of such 90th day.

(c) *Rights as a Stockholder.* A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant is the holder of record. No

adjustment will be made for dividends or other rights for which the record date is prior to such date.

(d) *No Obligation to Exercise.* The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

(e) *Payments by Participants.* The Compensation Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Company, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of Mature Shares with a Fair Market Value equal to the total payment due from the Participant; (iii) pursuant to a broker-assisted "cashless exercise" program if established by the Company; (iv) by a combination of the methods described in (i) through (iii) above; or (v) by such other methods as the Compensation Committee may deem appropriate.

(f) *Withholding.* Except as otherwise provided by the Compensation Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment.

(g) *Maximum Awards.* The maximum number of shares of Common Stock that may be issued to any single Participant pursuant to options under this Plan in any single Plan Year is 400,000.

(h) *Exercise by Participant or Representative.* Except as otherwise provided by the Compensation Committee, no election as to benefits or exercise of options, or other rights may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

IX. Termination, Modification and Amendments

(a) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present or represented and entitled to vote at a duly held stockholders meeting.

(b) The Board may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board shall not make any amendments to the Plan that would increase the number of shares of Common Stock available under the Plan without the approval of at least the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present or represented and entitled to vote at a duly held stockholders meeting.

(c) No termination, modification or amendment of the Plan may adversely affect the rights conferred by an Award without the consent of the recipient thereof.

X. Recapitalization

The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Compensation Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Company and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction. Any such adjustments for incentive stock option Awards must meet the requirements of Code Section 424(a).

In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any stock option Award, the Compensation Committee may provide, with respect to the merger or consolidation of the Company into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, a Change of Control or the recapitalization, reclassification, liquidation or dissolution of the Company, either (a) that such stock option Award cannot be exercised after such event, in which case the Compensation Committee will also provide, either by the terms of such stock option Award or by a resolution adopted prior to the occurrence of such event, that for some period of time prior to such event, such stock option Award will be exercisable as to all shares subject thereto which are exercisable or, by virtue of the event, become exercisable, notwithstanding anything to the contrary herein (but subject to the provisions of this section) and that, upon the occurrence of such event, such stock option Award will terminate and be of no further force or effect, or (b) that even if the stock option Award will remain exercisable after such event, from and after such event, any such stock option Award will be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares for which such stock option Award could have been exercised immediately prior to such event.

XI. No Right to Employment

Except as provided in Section VI (b) with respect to any Award granted as of the Effective Date to the persons listed in Exhibit A hereto, no person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant (including those persons listed in Exhibit A) the right to be retained in the employ of, or in the

other relationship with, the Company or a Subsidiary. Further, the Company and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.

XII. Governing Law

To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of New York

XIII. Effective Date and Term

This Plan shall be effective as of the Effective Date and shall terminate on the date before the tenth anniversary of the Effective Date. No Awards shall be granted after the termination of the Plan.

ABOVENET, INC.

MANAGEMENT INCENTIVE PLAN

EXHIBIT A

1. As of the Effective Date, the Company shall award the following stock options and stock units pursuant to paragraph (b) of the Article VI of the Plan:

Name	Number of Shares Subject to Option	Number of Stock Units
John Gerdelman	42,000	105,000
William G. LaPerch	20,000	50,000
Michael A. Doris	16,500	41,122
Stephen V. Reitano	16,500	41,122
Robert J. Sokota	16,500	41,122
Thomas P. Byrnes	16,500	41,122

2. Terms of Stock Options.

(a) Each stock option granted under paragraph 1 of this Schedule A (an "Option") shall have a ten-year term and an exercise price equal to $20.95 per share (the "Exercise Price"). Subject to the provisions of paragraph 4 of this Exhibit A, one-third of the shares subject to each Option shall vest (i.e., become non-forfeitable) and become exercisable on the first anniversary of the Effective Date, and an additional one-third of the shares subject to the Option shall vest and become exercisable on each of the second and third anniversaries of the Effective Date.

(b) In the event of a Change in Control during the Term (as defined in the employment agreement between the Participant and the Company, effective as of the Effective Date or in any successor agreement to such employment agreement (the "Employment Agreement")), 50% of the unvested portion of the Option shall immediately vest and become exercisable, and the aggregate vested portion of the Option shall remain exercisable for the remaining ten-year term of the Option. For the remaining unvested portion of the Option: (i) if,

following the Change in Control, Common Stock continues to be publicly traded (for example, a merger where the Company is the surviving entity), the unvested portion of the Option shall continue to vest as set forth in paragraph 2(a) of this Exhibit A, (ii) if, following the Change in Control, Common Stock does not continue to be publicly traded (for example, in an asset purchase or in a merger whereby the other party is the surviving entity), then, (A) if the transaction is a stock transaction, the unvested portion of the Option shall continue to vest as set forth in paragraph 2(a) of this Exhibit A and shall be converted into an option to purchase the acquirer's stock according to the exchange ratio set forth in the transaction, or (B) if the transaction is a cash transaction, the unvested portion of the Option shall continue to vest as set forth in paragraph 2(a) of this Exhibit A, but upon vesting, when the Participant seeks to exercise the Option, the Company shall pay the Participant the corresponding cash value equal to the excess of: (x) the value per share paid in the cash transaction, minus (y) the Exercise Price of the Option.

3. Terms of Stock Units.

(a) One-fifth of the stock units granted to each Participant under paragraph 1 of this Schedule A (the "Stock Units") shall be vested (i.e., not subject to forfeiture) upon the award, and the underlying shares of Common Stock with respect to such Stock Units shall be delivered to the Participant on January 2, 2005. Subject to the provisions of paragraph 4 of this Exhibit A, one-fifth of the Stock Units shall vest on the first anniversary of the Effective Date and the underlying shares of Common Stock of such Stock Units shall be delivered to the Participant on January 2, 2005. An additional one-fifth of the Stock Units shall vest, and the underlying shares of Common Stock of such Stock Units shall be delivered to the Participant, on each of the second, third and fourth anniversaries of the Effective Date.

(b) In the event of a Change in Control during the Term, 50% of the as yet unvested Stock Units shall immediately vest and all of the underlying shares of Common Stock of all of the vested Stock Units shall be immediately delivered to the Participant (but in no event prior to January 2, 2005). For the remaining unvested Stock Units: (i) if, following the Change in Control, the Common Stock continues to be publicly traded (for example, in a merger where the Company is the surviving entity), the unvested Stock Units shall continue to vest as set forth in paragraph 3(a) of this Exhibit A; or (ii) if, following the Change in Control, the Common Stock does not continue to be publicly traded (for example, in an asset purchase or a merger whereby the other party is the surviving entity), then: (A) if the transaction is a stock transaction, the unvested Stock Units shall continue to vest as set forth in paragraph 3(a) of this Exhibit A and shall be converted into rights to receive acquirer's stock according to the exchange ratio set forth in the transaction; or (B) if the transaction is a cash transaction, the unvested Stock Units shall continue to vest as set forth in the paragraph 3(a) of this Exhibit A but upon vesting the Company shall pay the Participant the value per share paid in the cash transaction.

(c) The Company shall use its commercially reasonable efforts to cause the stock delivered to the Participant upon the vesting of Stock Units to be free from restrictions on

transfer under the federal securities law other than such restrictions that may be applicable to the holder solely by virtue of being an affiliate of the Company. Such commercially reasonable efforts include seeking a no action letter from the Securities Exchange Commission and otherwise seeking to have such stock registered on a Form S-8 or made subject to an applicable registration exemption.

(d) In the event that any of the shares of Common Stock delivered to the Participant with respect to vested Stock Units may not, in the reasonable opinion of the counsel to the Company, be sold on the date such shares of Common Stock are delivered to the Participant (i) under an effective registration statement or (ii) to a third party pursuant to Rule 144 or (iii) pursuant to another exemption under the Securities Act of 1933, as amended, at the option of the Participant, the Company shall be obligated to repurchase such number of shares of Common Stock at the Fair Market Value of the Common Stock on the date of such repurchase as required to meet the Company's required minimum tax withholding with respect to the delivered shares (based on minimum statutory withholding rates for federal, state and local purposes, including payroll taxes, that are applicable to such supplemental taxable income). Notwithstanding the immediately preceding sentence, in the event the Internal Revenue Service determines that the fair market value of the stock is greater than the Fair Market Value as determined under the Plan and the Participant has incurred additional liability for income taxes, the Fair Market Value for purposes of this paragraph 5(d) shall be increased to the value determined by the Internal Revenue Service. The Participant must give his notice of election to exercise the repurchase right from the Company to the Company within forty-five (45) days of the delivery date. In the event such Participant does not exercise such right, he shall be deemed to have elected to forego such right.

4. Terms upon a Termination of Employment.

(a) Death. In the event of the Participant's death prior to the end of the Term, the unvested portion of the Option shall immediately vest and become exercisable. The Option shall remain exercisable until the earlier of: (x) the third anniversary of the Participant death, or (y) the 10th anniversary of the Effective Date. In addition, upon the Participant's death, all unvested Stock Units shall immediately vest and the underlying shares of the Stock Units shall be immediately delivered to the Participant's beneficiary or beneficiaries (but in no event prior to January 2, 2005).

(b) Disability. Upon the termination of Participant's employment with the Company prior to the end of the Term as a result of a Disability (as defined in his Employment Agreement), the unvested portion of the Option shall immediately vest and become exercisable. The Option shall remain exercisable until the earlier of: (i) the third anniversary of the termination of the Participant's employment; or (ii) the 10th anniversary of the Effective Date. In addition, upon termination of the Participant's employment as a result of a Disability, all unvested Stock Units shall immediately vest and the underlying shares of the stock units shall be immediately delivered to the Employee (but in no event prior to January 2, 2005).

(c) For Cause or Not For Good Reason. In the event of the termination by the Company of the Participant's employment for "Cause" or by the Participant not for "Good Reason" (as each such term is defined in his Employment Agreement) before the end of the Term, the Company shall deliver to the Participant any undelivered shares of the Company's Common Stock underlying vested Stock Units. All unvested Stock Units and Options shall be forfeited. The vested portion of the Option may be exercised within ninety (90) days of termination, and shall thereafter be forfeited.

(d) For Good Reason or Without Cause. Upon the termination of the Participant's employment by the Company without Cause or by the Participant for Good Reason, the unvested portion of the option shall immediately vest and become exercisable. The Option shall remain exercisable until the earlier of: (x) the third anniversary of the termination of the Participant's employment; or (y) the 10th anniversary of the Effective Date; provided, however, if the termination of the Participant's employment occurs upon or after a Change in Control, the portion of the Option which was vested at the time of the Change in Control or became vested upon the Change in Control shall remain exercisable for the remaining ten-year term of the Option. In addition, upon such termination of employment, all unvested Stock Units shall immediately vest and the underlying shares of the Stock Units shall be immediately delivered to the Participant (but in no event prior to January 2, 2005).

5. Definitions.

Unless otherwise specifically defined in this Schedule A, each term used herein that is defined in the Plan has the meaning assigned to such term in the Plan.